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                                  EXHIBIT 23.6


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                        [ARTHUR ANDERSEN LLP LETTERHEAD]



November 16, 1995



Mr. Peter Aylward
3250 Vista Diego Road
Jamul, CA  91935


Dear Mr. Aylward:

     We hereby consent to the inclusion in the Host Funding, Inc. registration statement on Form S-4 (Commission File No. 33-60011) of (1) our appraisal report dated December 1, 1994 on the Super 8 hotel located in Miner, Missouri, (2) our appraisal report dated December 1, 1994 on the Super 8 hotel located in Poplar Bluff, Missouri, (3) our appraisal report dated December 1, 1994 on the Super 8 hotel located in Somerset, Kentucky, (4) our appraisal report dated December 1, 1994 on the Super 8 hotel located in Rock Falls, Illinois, and (5) our appraisal report dated December 1, 1994 on the Mission Bay Super 8 hotel located in San Diego, California. We also consent to the reference to us under the headings "Experts" and "Appraisals".


Very truly yours,

ARTHUR ANDERSEN LLP



/s/ William J. Carter



By

    William J. Carter


BE